Exhibit 99.1

Interpace Biosciences Announces Second Quarter 2021

Financial and Business Results

●	Q2 Revenue of $11.2 Million Surpasses Q1 2021 as Company’s Highest Revenue Quarter
●	Company approaching EBITDA breakeven on Higher Clinical Volume, Revenue, Improved Gross Profit and Operating Expense Containment
●	Restructuring Exceeding Full-Year Savings Expectations
●	On Track to Exceed Full Year 2021 Revenue Growth of 35%
●	Q2 Cash Collections in Excess of $11 Million Representing Highest Collection Quarter

PARSIPPANY, NJ, Aug 10, 2021 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the fiscal quarter ended June 30, 2021 and provided a business and financial update.

“Following a transformative, record first quarter, the Company’s record second quarter operating results are indicative of the focus and dedication of every employee at our Company, as well as the continued growth expectations our team has in terms of assisting healthcare providers in the diagnosis, triage and treatment of patients” said President and CEO Thomas Burnell. “As we enter the second half of the year and look ahead to 2022, we expect the current momentum to continue as we remain vigilant in expanding market penetration, private payor coverage and clinical volume. It is also imperative that we begin to realize the potential of our pharma services business which has experienced softness during the consolidation of labs from New Jersey into North Carolina”, added Burnell. Mr. Burnell added, “Special thanks goes to the healthcare community for the trust and confidence they place in our people, our technology and our Company as we work to improve the quality of life of patients.”

“We are extremely pleased with our strong operating results for the first half of 2021. We experienced significant revenue and gross profit growth while reducing operating expenses as a percentage of revenue. Excluding our transition expenses, which reflect Pharma lab relocation costs and other cost-saving initiatives, largely non-recurring in nature, our operating expenses for the first half of 2021 were $2.0 million lower than last year on $6.5 million higher revenue,” stated Tom Freeburg, CFO of Interpace. “Importantly, our first half adjusted EBITDA, which we believe is an important financial measure to help evaluate our performance, improved by $7.2 million over the prior year. The company is clearly at an exciting inflection point as we approach EBITDA and cash flow breakeven going into the second half of 2021.”

Second Quarter and Year to Date 2021 Financial Performance

For the Second Quarter of 2021 as Compared to the Second Quarter of 2020

●	Net Revenue was $11.2 million, an increase of 105% versus the prior year quarter, which was significantly impacted by the Coronavirus pandemic. The increase in Net Revenue was driven by increased reimbursement rates and clinical services volume, partially offset by a decrease in pharma services volume.

●	Gross Profit percentage was 48%, compared to 29% for the prior year, a 19 point improvement year over year. The Gross Profit improvement can be attributed to the increased reimbursement rates as well as a greater mix of proprietary molecular tests.

●	Loss from Continuing Operations was $(3.4) million vs $(5.5) million prior year to date.
●	Adjusted EBITDA was $(0.3) million as compared to $(4.2) million for the prior year. The improvement is primarily attributable to the $2.1 million lower Loss from Continuing Operations and $0.7 higher Transition expenses, which are largely non-recurring in nature, both in the current period.

●	Cash collections are exceeding expectations and continuing to grow. Second quarter cash collections totaled $11.5 million, outpacing revenue, and Days Sales Outstanding (DSO) has decreased 32% year over year.

For the Six Months Ended June 30, 2021 as Compared to the Six Months Ended June 30, 2020

●	Net Revenue was $21.0 million for the first six months of 2021, a 45% improvement over the prior year period, which was significantly impacted by the Coronavirus pandemic. The increase in Net Revenue was driven by increased reimbursement rates and clinical services volume, partially offset by a decrease in pharma services volume.

●	Gross Profit percentage was 47% compared to 31% for the first six months of 2020, driven by higher volume and improvements in reimbursement rates as well as a change in the gross profit mix.

●	Loss from Continuing Operations was $(7.5) million vs $(11.9) million prior year to date, an improvement of $4.4 million.

●	Adjusted EBITDA was $(1.3) million vs $(8.5) million prior year to date. The improvement is primarily attributable to the $4.4 million lower Loss from Continuing Operations and $1.9 million higher Transition expenses, both in the current period. The Transition expenses are related to the Rutherford, NJ lab closing and subsequent move to North Carolina, as well as other cost saving initiatives, primarily reductions in headcount, all of which are considered non-recurring in nature.

●	December 31, 2020 cash balance was $2.8 million, net of restricted cash. June 30, 2021 cash balance was $3.8 million, net of restricted cash. July 31, 2021 cash balance was $4.0 million, net of restricted cash, reflecting the improved cash collections year-to-date.

Recent Highlights

●	In April 2021, we announced our new capability in advancing RNA biomarker analysis for gene and cell-based therapies.

●	In April 2021, we announced that Novitas, our Medicare Administrative Contractor, has agreed to recognize the new Proprietary Laboratory Analysis (PLA) code that specifically identifies ThyGeNEXT® as a distinct test from any other test or service. The new PLA code for ThyGeNEXT® is 0245U and the reimbursement for this code remains $2,919, representing a significant price increase over the prior reimbursement level of $560.

●

In April 2021, we announced that we initiated a full review of a broad range of alternatives to enhance shareholder value. As part of this process, we are considering strategic, financial and operational alternatives involving the Company. Guggenheim Securities, LLC is serving a strategic advisor in this process.

●	In May 2021, we announced that eviCore Healthcare (“eviCore”), a wholly owned subsidiary of Cigna, has updated their laboratory management guidelines to include positive coverage for ThyGeNEXT® and ThyraMIR®. This update, which impacts approximately 27 health plans nationwide covering 100 million lives, is effective on July 1, 2021. This means that after the effective date, claims for ThyGeNEXT and ThyraMIR which meet eviCore’s criteria for coverage will be considered medically necessary and processed as a covered service.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has five commercialized molecular tests and one test in a clinical evaluation program (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; PanDNA, a “molecular only” version of PancraGEN® that provides physicians a snapshot of a limited number of factors; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements including, but not limited to, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s history of operating losses, the Company’s ability to adequately finance its business, the Company’s ability to repay its $7.5M secured bridge loan, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to remediate material weaknesses in internal controls. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue, net	$11,155	$5,446	$20,989	$14,504
Cost of revenue	5,800	3,850	11,116	9,963
Gross Profit	5,355	1,596	9,873	4,541

Sales and marketing	2,776	1,596	5,128	4,077
Research and development	424	550	1,060	1,360
General and administrative	3,326	3,983	6,305	8,819
Transition expenses	858	124	2,111	180
Gain on DiamiR transaction	(235)	-	(235)	-
Acquisition amortization expense	1,112	1,115	2,224	2,230
Total operating expenses	8,261	7,368	16,593	16,666

Operating loss	(2,906)	(5,772)	(6,720)	(12,125)
Interest accretion expense	(135)	(167)	(270)	(276)
Other (expense) income, net	(331)	438	(520)	485
Loss from continuing operations before tax	(3,372)	(5,501)	(7,510)	(11,916)
Provision for income taxes	16	13	31	28
Loss from continuing operations	(3,388)	(5,514)	(7,541)	(11,944)

Loss from discontinued operations, net of tax	(58)	(66)	(112)	(130)

Net loss	(3,446)	(5,580)	(7,653)	(12,074)

Less adjustment for preferred stock deemed dividend	-	-	-	(3,033)

Net loss attributable to common stockholders	$(3,446)	$(5,580)	$(7,653)	$(15,107)

Basic and diluted loss per share of common stock:
From continuing operations	$(0.83)	$(1.37)	$(1.84)	$(3.73)
From discontinued operations	(0.01)	(0.01)	(0.03)	(0.03)
Net loss per basic share of common stock	$(0.84)	$(1.38)	$(1.87)	$(3.76)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,102	4,033	4,095	4,018
Diluted	4,102	4,033	4,095	4,018

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	June 30,	December 31,
	2021	2020
Cash, cash equivalents and restricted cash	$4,041	$3,372

Total current assets	14,638	14,122
Total current liabilities	22,814	18,233

Total assets	43,185	45,681
Total liabilities	32,440	28,228
Total stockholders’ deficit	(35,791)	(29,083)

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Six Months Ended
	June 30,
	2021	2020
Net loss	$(7,653)	$(12,074)

Net cash used in operating activities	$(6,825)	$(6,673)
Net cash used in investing activities	(9)	(913)
Net cash provided by financing activities	7,503	20,371
Change in cash, cash equivalents and restricted cash	669	12,785
Cash, cash equivalents and restricted cash – beginning	3,372	2,321
Cash, cash equivalents and restricted cash – ending	$4,041	$15,106

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Loss from continuing operations (GAAP Basis)	$(3,388)	$(5,514)	$(7,541)	$(11,944)
Bad debt (recovery) expense	-	-	(140)	250
Receipt of HHS stimulus grant	-	(650)	-	(650)
Transition expenses	858	124	2,111	180
Depreciation and amortization	1,411	1,321	2,943	2,640
Stock-based compensation	551	400	837	818
Taxes	16	13	31	28
Financing interest and related costs	163	-	308	-
Interest accretion expense	135	167	270	276
Gain on DiamiR transaction	(235)	-	(235)	-
Mark to market on warrant liability	168	(23)	209	(49)
Change in fair value of contingent consideration	-	-	(57)	-
Adjusted EBITDA	$(321)	$(4,162)	$(1,264)	$(8,451)

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, acquisition related expenses, transition expenses, non-cash stock based compensation and ESPP plans, interest and taxes, and other non-cash expenses including asset impairment costs, bad debt expense, receipt of stimulus grants, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration, and warrant liability. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.